Exhibit 10.2

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of March 31, 2006, is by and among Primal Solutions, Inc., a Delaware corporation (the “Borrower”), Wireless Billing Solutions, a California corporation (“WBS”), and such other parties as may become Grantors hereunder on or after the date hereof (together with the Borrower and WBS, the “Grantors” and, individually, a “Grantor”) and the Investors named as such in the Purchase Agreement, dated March 31, 2006 (the “Purchase Agreement”), among the Borrower and such Investors (collectively, the “Purchasers”).

WHEREAS, pursuant to the terms of the Purchase Agreement, the Purchasers are acquiring from the Borrower, $1,500,000 in an aggregate principal amount of the Borrower’s 5% Senior Secured Convertible Notes (the “Notes”); and

WHEREAS, the Grantors wish to grant security interests in favor of the Purchasers as herein provided to secure the obligations of the Borrower under the Notes;

NOW THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Purchase Agreement or the Notes. As used herein the term “Obligations” shall mean all principal, interest (including interest accrued after the filing of a bankruptcy or similar petition whether or not a claim therefor is enforceable), fees, expenses and indemnities payable from time to time by the Grantors under the Notes and the other Transaction Documents, including reimbursements under Section 9.5 of the Purchase Agreement. The term “State,” as used herein, means the State of New York. All terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9.

2.             Grant of Security Interest. Each Grantor hereby grants to the Purchasers, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges to the Purchasers the following properties, assets and rights of such Grantor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”):

(i)            goods (including inventory, equipment and any accessions thereto),

(ii)           instruments (including promissory notes),

(iii)          documents,

(iv)          accounts,

(v)           chattel paper (whether tangible or electronic),

(vi)          deposit accounts,

(vii)         letter-of-credit rights (whether or not the letter of credit is evidenced by a writing),

(viii)        commercial tort claims,

(ix)           securities and all other investment property (“Investment Property”),

(x)            supporting obligations,

(xi)           contract rights or rights to the payment of money, insurance claims and proceeds,

(xii)          general intangibles including, without limitation, all payment intangibles, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which the Grantors possess, use or have authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Grantors, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics; and

(xiii)         all now existing and hereafter acquired or arising (A) capital stock, equity securities or interests or other Investment Property (including the capital stock described on Schedule A hereto), (B) all cash dividends and cash distributions with respect to the foregoing (“Dividends”), (C) all non-cash dividends paid on capital securities, liquidating dividends paid on capital securities, shares of capital securities resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any capital securities constituting Collateral (excluding Dividends, “Distributions”), and (D) all certificates, agreements (including stockholders agreements, partnership agreements, operating agreements and limited liability company agreements), books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing.

The Purchasers acknowledge that the attachment of the security interest in any commercial tort claim as original collateral is subject to the Grantor’s compliance with §4.7.

Notwithstanding the foregoing, Collateral shall not include any of the following (collectively, the “Excluded Collateral”) (1) vehicles subject to a certificate of title statute, and (2) rights under licenses, permits and contracts and other general intangibles to the extent that the granting of a security interest therein or assignment thereof would violate any applicable law or any enforceable provision of any such license, permit, contract or other general intangible, provided, that the Grantors shall not permit any such prohibitions in any contracts, licenses, general intangibles and permits entered into after the date hereof except in the ordinary course on usual and customary terms or consistent with past practice.

3.             Authorization to File Financing Statements. The Grantors hereby irrevocably authorize the Purchasers at any time and from time to time to file in any applicable Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto against each Grantor that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. The Grantors agree to furnish any such information to the Purchasers promptly upon request. Each Grantor also ratifies its authorization for the Purchasers to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

4.             Other Actions. Further to insure the attachment, perfection and first priority (subject to Permitted Liens) of, and the ability of the Purchasers to enforce, the Purchasers’ security interest in the Collateral, the Grantors agree, in each case at the Grantor’s own expense, to take the following actions with respect to the following Collateral:

4.1.         Promissory Notes and Tangible Chattel Paper. If any Grantor shall at any time hold or acquire any promissory notes or tangible chattel paper, such Grantor shall forthwith endorse, pledge and deliver the same to the Purchasers, accompanied by such instruments of transfer or assignment duly executed in blank as the Purchasers may from time to time specify.

4.2.         Deposit Accounts. For each deposit account (each, a “Deposit Account”) that any Grantor at any time opens or maintains at any depository bank (each, a “Depository Bank”), the Grantor shall, at the Purchasers’ request and option, pursuant to an agreement in form and substance satisfactory to the Purchasers (each, a “Deposit Account Control Agreement”), upon an Event of Default either (a) cause the Depositary Bank to agree to comply at any time with instructions from the Purchasers to such Depositary Bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of the Grantor, or (b) arrange for the Purchasers to become the customers of the Depositary Bank with respect to the Deposit Account, with the Grantors being permitted, only with the consent of the Purchasers, to exercise rights to withdraw funds from such Deposit Account. The Purchasers agree with the Grantors that the Purchasers shall not give any such instructions or withhold any withdrawal rights from the Grantors, unless an Event of Default has occurred and is continuing, or, after giving effect to any withdrawal not otherwise permitted by the Transaction Documents, would occur. The provisions of this paragraph shall not apply to (i) any Deposit Account for which the Grantors, the Depositary Bank and the Purchasers have entered into a cash collateral agreement specially negotiated among any Grantor, the Depositary Bank and the Purchasers for the specific purpose set forth therein (ii) Deposit Accounts for which any Purchaser is the depositary, and (iii) any Deposit Account which holds exclusively sales tax and/or withholding remittances.

4.3.         Investment Property. If any Grantor shall at any time hold or acquire any certificated securities, the Grantor shall forthwith endorse, pledge and deliver the same to the Purchasers, accompanied by such instruments of transfer or assignment duly executed in blank as the Purchasers may from time to time specify. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to the Grantor or its nominee directly by the issuer thereof, the Grantor shall immediately notify the Purchasers thereof and, at the Purchasers’ request and option, pursuant to an agreement in form and substance satisfactory to the Purchasers, either (a) cause the issuer to agree to comply with instructions from the Purchasers as to such securities, without further consent of the Grantor or such nominee, or (b) arrange for the Purchasers to become the registered owners of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Grantor are held by the Grantor or its nominee through a securities intermediary or commodity intermediary, the Grantor shall immediately notify the Purchasers thereof and, at the Purchasers’ request and option, pursuant to an agreement in form and substance satisfactory to the Purchasers, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Purchasers to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Purchasers to such commodity intermediary, in each case without further consent of the Grantor or such nominee, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Purchasers to become the entitlement holders with respect to such investment property, with the Grantor being permitted, only with the consent of the Purchasers, to exercise rights to withdraw or otherwise deal with such investment property. The Purchasers agree with the Grantors that the Purchasers shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by the Grantors, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Transaction Documents, would occur. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which any Purchaser is the securities intermediary.

4.4.         Collateral in the Possession of a Bailee. If any goods are at any time in the possession of a bailee, the Grantors shall promptly notify the Purchasers thereof and, if requested by the Purchasers, shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to the Purchasers, that the bailee holds such Collateral for the benefit of the Purchasers and shall act upon the instructions of the Purchasers, without the further consent of the Grantor. The Purchasers agree with the Grantors that the Purchasers shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Grantors with respect to the bailee.

4.5.         Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic chattel paper, the Grantor shall promptly notify the Purchasers thereof and, at the request of the Purchasers, shall take such action as the Purchasers may reasonably request to vest in the Purchasers control, under §9-105 of the Uniform Commercial Code, of such electronic chattel paper. The Purchasers agree with the Grantors that the Purchasers will arrange, pursuant to procedures satisfactory to the Purchasers and so long as such procedures will not result in the Purchasers’ loss of control, for the Grantors to make alterations to the electronic chattel paper or transferable record permitted under UCC §9-105, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Grantors with respect to such electronic chattel paper or transferable record.

4.6.         Letter-of-credit Rights. If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of the Grantor, the Grantor shall promptly notify the Purchasers thereof and, at the request and option of the Purchasers, the Grantor shall, pursuant to an agreement in form and substance satisfactory to the Purchasers, either (i) use commercially reasonable efforts (including, but not limited to, the payment of customary transfer and assignment fees) to have the issuer and any confirmer of such letter of credit to consent to an assignment to the Purchasers of the proceeds of any drawing under the letter of credit or (ii) use commercially reasonable efforts (including, but not limited to, the payment of customary transfer and assignment fees) to have the Purchasers become the transferee beneficiaries of the letter of credit, with the Purchasers agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in the Note.

4.7.         Commercial Tort Claims. If any Grantor shall at any time hold or acquire a commercial tort claim, the Grantor shall immediately notify the Purchasers in a writing signed by the Grantor of the brief details thereof and grant to the Purchasers in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Purchasers.

5.             Other Actions as to any and all Collateral. The Grantors further agree to take any other action reasonably requested by the Purchasers to insure the attachment, perfection and first priority (subject to Permitted Liens) of, and the ability of the Purchasers to enforce, the Purchasers’ security interest in any and all of the Collateral including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that any Grantor’s signature thereon is required therefor, (b) causing the Purchasers’ names to be noted as secured parties on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Purchasers to enforce, the Purchasers’ security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Purchasers to enforce, the Purchasers’ security interest in such Collateral, (d) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other person obligated on Collateral, (e) utilizing commercially reasonable efforts (including, but not limited to, the payment of a reasonable fee to the applicable landlord) to obtain waivers from landlords in form and substance satisfactory to the Purchasers, (f) taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction, and (g) delivery to the Purchasers of stock certificates (and stock powers duly executed in blank in favor of the Purchasers) covering all of the capital stock described on Schedule A.

6.             Relation to Other Security Documents. The provisions of this Agreement supplement the provisions of the other Transaction Documents. Nothing contained in any such Transaction Document shall derogate from any of the rights or remedies of the Purchasers hereunder. The provisions of this Agreement shall be read and construed with the other Security Documents referred to below in the manner so indicated.

6.1.         Copyright Security Agreements. If requested by the Purchasers, each Grantor shall execute and deliver to the Purchasers the Copyright Security Agreement (attached hereto as Exhibit I) pursuant to which the Grantor shall grant to the Purchasers security interests in certain Collateral consisting of copyrights, and copyright registrations. The provisions of the Copyright Security Agreement are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreement shall derogate from any of the rights or remedies of the Purchasers hereunder. Neither the delivery of, nor anything contained in, the Copyright Security Agreement shall be deemed to prevent or postpone the time of attachment or perfection of any security interest in such Collateral created hereby.

6.2.         Trademark Security Agreements. If requested by the Purchasers, each Grantor shall execute and deliver to the Purchasers the Trademark Security Agreement (attached hereto as Exhibit II) pursuant to which the Grantor shall grant to the Purchasers security interests in certain Collateral consisting of trademarks, and trademark registrations. The provisions of the Trademark Security Agreement are supplemental to the provisions of this Agreement, and nothing contained in the Trademark Security Agreement shall derogate from any of the rights or remedies of the Purchasers hereunder. Neither the delivery of, nor anything contained in, the Trademark Security Agreement shall be deemed to prevent or postpone the time of attachment or perfection of any security interest in such Collateral created hereby.

6.3.         Patent Security Agreements. If requested by the Purchasers, each Grantor shall execute and deliver to the Purchasers the Patent Security Agreement (attached hereto as Exhibit III) pursuant to which the Grantor shall grant to the Purchasers security interests in certain Collateral consisting of patents, and patent registrations. The provisions of the Patent Security Agreement are supplemental to the provisions of this Agreement, and nothing contained in the Patent Security Agreement shall derogate from any of the rights or remedies of the Purchasers hereunder. Neither the delivery of, nor anything contained in, the Patent Security Agreement shall be deemed to prevent or postpone the time of attachment or perfection of any security interest in such Collateral created hereby.

7.             Representations and Warranties Concerning Grantor’s Legal Status. Each Grantor has previously delivered to the Purchasers a certificate signed by each Grantor and entitled “Perfection Certificate” (the “Perfection Certificate”). Each Grantor represents and warrants to the Purchasers as follows: (a) the Grantor’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (b) the Grantor is an organization of the type and organized in the jurisdiction set forth in the Perfection Certificate, (c) the Perfection Certificate accurately sets forth the Grantor’s organizational identification number or accurately states that the Grantor has none, (d) the Perfection Certificate accurately sets forth the Grantor’s place of business or, if more than one, its chief executive office as well as the Grantor’s mailing address if different and (e) all other information set forth on the Perfection Certificate pertaining to the Grantor is accurate and complete.

8.             Covenants Concerning Grantor’s Legal Status. Each Grantor covenants with the Purchasers as follows: (a) without providing at least 30 days prior written notice to the Purchasers, the Grantor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if the Grantor does not have an organizational identification number and later obtains one, the Grantor shall forthwith notify the Purchasers of such organizational identification number, and (c) the Grantor will not change its type of organization, jurisdiction of organization or other legal structure.

9.             Representations and Warranties Concerning Collateral. Each Grantor further represents and warrants to the Purchasers as follows:  (a) the Grantor is the owner of or has other rights in the Collateral, free from any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and the Permitted Liens, (b) none of the Collateral constitutes, or is the proceeds of, “farm products” as defined in §9-102(a)(34) of the Uniform Commercial Code of the State, (c) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority subject to the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, (d) the Grantor holds no commercial tort claim except as indicated on Schedule B hereto as modified from time to time, (e) the Grantor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances and (f) all other information set forth on the Perfection Certificate pertaining to the Collateral is accurate and complete.

10.          Covenants Concerning Collateral Etc. Each Grantor further covenants with the Purchasers as follows: (a) the Collateral, to the extent not delivered to the Purchasers pursuant to §4 or in transit within the United States will be kept at those locations listed on the Perfection Certificate and the Grantor will not remove the Collateral from such locations, without providing at least 20 days prior written notice to the Purchasers, (b) except for the security interest herein granted and Permitted Liens, the Grantor shall be the owner of or have other rights in the Collateral free from any lien, security interest or other encumbrance, and the Grantor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Purchasers, (c) the Grantor shall not pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any person other than the Purchasers except for Permitted Liens, (d) the Grantor will not use the Collateral in violation of any policy of insurance thereon, (e) the Grantor will permit the Purchasers, or their designee, to inspect the Collateral, wherever located, at any reasonable time during business hours upon prior notice of at least three Business Days (unless a Default or an Event of Default has occurred and is continuing, in which event no prior notice shall be required), (f) the Grantor will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement other than any taxes contested in good faith and for which appropriate reserves have been established by the Grantor, (g) the Grantor will continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, and (h) the Grantor will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for as permitted by the Notes and except for equipment not used by the Company in the ordinary course of its business.

11.          Insurance.

11.1.       Maintenance of Insurance. Each Grantor will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas; provided, however, that the Borrower shall at all times maintain with financially sound and reputable insurers such insurance in amounts not less than the insurance maintained by the Borrower as of the date hereof, except with the Purchasers’ prior written consent (which will not be unreasonably withheld or delayed). Such insurance shall be in such minimum amounts that the Grantor will not be deemed a coinsurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Purchasers. In addition, all such insurance shall be payable to the Purchasers as loss payee. Without limiting the foregoing, the Grantors will (i) keep all of its physical property insured with casualty or physical hazard insurance on an “all risks” basis, with broad form flood and earthquake coverages and electronic data processing coverage, (ii) maintain all such workers’ compensation or similar insurance as may be required by law and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of the Grantors; business interruption insurance; and product liability insurance.

11.2.       Insurance Proceeds. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with a prior interest in the property covered thereby, (i) so long as no Default or Event of Default has occurred and is continuing and to the extent that the amount of such proceeds is less than $150,000, be disbursed to the Grantor for direct application by the Grantor solely to the repair or replacement of the Grantor’s property so damaged or destroyed and (ii) in all other circumstances, be held by the Purchasers as cash collateral for the Obligations and (except to the extent disbursed pursuant to the next sentence) may be applied to the Obligations. The Purchasers may, at their sole option, disburse from time to time all or any part of such proceeds so held as cash collateral (in an interest-bearing account, provided that the Grantor shall execute and deliver to the Purchasers a properly completed Form W-9), upon such terms and conditions as the Purchasers may reasonably prescribe, for direct application by the Grantor solely to the repair or replacement of the Grantor’s property so damaged or destroyed, or the Purchasers may apply all or any part of such proceeds to the Obligations.

11.3.       Notice of Cancellation etc. All policies of insurance shall provide for at least 30 days prior written cancellation notice to the Purchasers, unless a shorter period is mandated under applicable law. In the event of failure by any Grantor to provide and maintain insurance as herein provided, the Purchasers may, at their option, provide such insurance and charge the amount thereof to the Grantor. Each Grantor shall furnish the Purchasers with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

12.          Collateral Protection Expenses; Preservation of Collateral.

12.1.       Expenses Incurred by Purchasers. In their discretion, the Purchasers may discharge encumbrances at any time levied or placed on any of the Collateral (other than to the extent constituting Permitted Liens), make repairs thereto and pay any necessary filing fees or, if any Grantor fails to do so, insurance premiums. Each Grantor agrees to reimburse the Purchasers on demand for any and all expenditures so made. The Purchasers shall have no obligation to the Grantors to make any such expenditures, nor shall the making thereof relieve the Grantor of any default. Any expenses incurred under this Section 12 shall constitute Obligations.

12.2.       Purchasers’ Obligations and Duties. Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by the Grantor thereunder. The Purchasers shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Purchasers of any payment relating to any of the Collateral, nor shall the Purchasers be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Purchasers in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Purchasers or to which the Purchasers may be entitled at any time or times. The Purchasers’ sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in their possession, under §9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Purchasers deal with similar property for their own accounts.

13.          Securities and Deposits. The Purchasers may at any time following and during the continuance of an Event of Default, at their option, transfer to themselves or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any

Obligations are due, the Purchasers may following and during the continuance of an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Purchasers to the Grantors may at any time be applied to or set off against any of the Obligations then due and owing.

14.          Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default shall have occurred and be continuing, the Grantors shall, at the request of the Purchasers, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Purchasers in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Purchasers or to any financial institution designated by the Purchasers as their agent therefor, and the Purchasers may themselves, if an Event of Default shall have occurred and be continuing, without notice to or demand upon the Grantor, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, the Grantors shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Grantor as trustee for the Purchasers without commingling the same with other funds of the Grantor and shall turn the same over to the Purchasers in the identical form received, together with any necessary endorsements or assignments. The Purchasers shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Purchasers to the Obligations, such proceeds to be immediately entered after final payment in cash or other immediately available funds of the items giving rise to them.

15.          Investment Property. (i)  The Grantors, at their cost and expense (including the cost and expense of any of the following referenced consents, approvals etc.) will promptly execute and deliver or cause the execution and delivery of all applications, certificates, instruments, registration statements, and all other documents and papers the Purchasers may request during the continuance of an Event of Default in connection with the obtaining of any consent, approval, registration, qualification, permit, license, accreditation, or authorization of any other official body or other Person necessary or appropriate for the effective exercise of any rights hereunder or under the other Transaction Documents. Without limiting the generality of the foregoing, the Grantors agree that in the event the Purchasers shall exercise their rights hereunder or pursuant to the other Transaction Documents during the continuance of an Event of Default, to sell, transfer, or otherwise dispose of, or vote, consent, operate, or take any other action in connection with any of the Collateral, the Grantors shall execute and deliver (or cause to be executed and delivered) all applications, certificates, assignments and other documents that the Purchasers request to facilitate such actions and shall otherwise promptly, fully, and diligently cooperate with the Purchasers and any other Persons in making any application for the prior consent or approval of any official body or any other Person to the exercise by the Purchasers of any such rights relating to all or any of the Collateral.

(ii)           The Grantors agree promptly upon the occurrence and continuance of an Event of Default and without any request therefor by the Purchasers, so long as such Event of Default shall continue, to deliver (properly endorsed where required hereby or requested by Purchasers) to the Purchasers all Dividends and Distributions with respect to Investment Property and all proceeds of the Collateral, in each case thereafter received by the Grantor, all of which shall be held by Purchasers as additional Collateral.

(iii)          Except when an Event of Default has occurred and is continuing, the Grantors may continue to vote all Investment Property included in the Collateral except in a manner which is inconsistent or in violation of the Transaction Documents. The Grantors agree promptly upon the occurrence and during the continuance of an Event of Default, (i) that Purchasers may exercise (to the exclusion of the Grantor) the voting power and all other incidental rights of ownership with respect to any Collateral constituting Investment Property of the Grantor and the Grantor hereby grants Purchasers an irrevocable proxy, exercisable under such circumstances, to vote such Investment Property; and (ii) that it shall promptly deliver to the Purchasers such additional proxies and other documents as may be necessary to allow the Purchasers to exercise such voting power.

(iv)          All Dividends, Distributions, interest, principal, cash payments, payment intangibles and proceeds which may at any time and from time to time be held by any Grantor but which the Grantor is then obligated to deliver to the Purchasers, shall, until delivery to the Purchasers, be held by the Grantor separate and apart from its other property in trust for the Purchasers. The Purchasers agree that unless an Event of Default shall have occurred and be continuing, the Grantors will have the exclusive voting power with respect to any Investment Property constituting the Grantor’s Collateral and the Purchasers will, upon the written request of any Grantor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Grantor which are necessary to allow the Grantor to exercise that voting power; provided that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Grantor that would violate any provision of any Transaction Document.

The Grantors hereby acknowledge that the sale by Purchasers of any Investment Property pursuant to the terms hereof in compliance with the Securities Act, as well as applicable “Blue Sky” or other state securities laws may require strict limitations as to the manner in which Purchasers or any subsequent transferee of the Investment Property may dispose thereof. The Grantors acknowledge and agree that, to protect Purchasers’ interests, it may be necessary to sell the Investment Property at a price less than the maximum price attainable if a sale were delayed or made in another manner, such as a public offering under the Securities Act. The Grantors do not have an objection to a sale in such manner and the Grantors agree that Purchasers do not have an obligation to obtain the maximum possible price for all or any part of the Investment Property. Without limiting the generality of the foregoing, the Grantors agree that Purchasers may, pursuant to the terms hereof and subject to applicable law, from time to time attempt to sell all or any part of the Investment Property by a private placement, restricting the bidders and prospective purchasers to those Persons who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Purchasers may solicit offers to buy the Investment Property or any part thereof for cash from a limited number of investors deemed by Purchasers, in their reasonable judgment, to be institutional investors or other responsible Persons who might be interested in purchasing the Investment Property. If Purchasers shall solicit such offers, then acceptance by Purchasers of one of the offers shall be deemed to be a commercially reasonable method of disposition of the Collateral.

16.          Power of Attorney.

16.1.       Appointment and Powers of Purchasers. The Grantors hereby irrevocably constitute and appoint the Purchasers and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantors or in the Purchasers’ own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorney the power and right, on behalf of the Grantors, without notice to or assent by the Grantors, to do the following:

(a)  upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State and as fully and completely as though the Purchasers were the absolute owners thereof for all purposes, and to do at the Grantors’ expense, at any time, or from time to time, all acts and things which the Purchasers deem necessary to protect, preserve or realize upon the Collateral and the Purchasers’ security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Grantor might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to the Grantors, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Purchasers so elect, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(b)  to the extent that the Grantors’ authorization given in §3 is not sufficient, to file such financing statements with respect hereto, with or without the Grantor’ signature, as the Purchasers may deem appropriate and to execute in the Grantor’s name such financing statements and amendments thereto and continuation statements which may require the Grantor’s signature.

16.2.       Ratification by Grantors. To the extent permitted by law, the Grantors hereby ratify all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

16.3.       No Duty on Purchasers. The powers conferred on the Purchasers hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Purchasers shall be accountable only for the amounts that they actually receive as a result of the exercise of such powers and neither any Purchaser nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act, except for such Purchaser’s own gross negligence or willful misconduct.

16.4. Purchasers hereby agree that they will not exercise any rights conferred by this Section 16 absent the occurrence of an Event of Default.

17.          Remedies. If an Event of Default shall have occurred and be continuing, the Purchasers may, without notice to or demand upon the Grantors, declare this Agreement to be in default, and the Purchasers shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a purchaser under the Uniform Commercial Code of the State or of any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Purchasers may, so far as the Grantors can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Purchasers may in their discretion require the Grantors to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Grantors’ principal office(s) or at such other locations as the Purchasers may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Purchasers shall give to the Grantors at least ten Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Grantors hereby acknowledge that ten Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, the Grantors waive any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Purchasers’ rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto.

18.          Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Purchasers to exercise remedies in a commercially reasonable manner, the Grantors acknowledge and agree that it is not commercially unreasonable for the Purchasers (a) to fail to incur expenses reasonably deemed significant by the

Purchasers to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Purchasers against risks of loss, collection or disposition of Collateral or to provide to the Purchasers a guaranteed return from the collection or disposition of Collateral, or (1) to the extent deemed appropriate by the Purchasers, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Purchasers in the collection or disposition of any of the Collateral. The Grantors acknowledge that the purpose of this §18 is to provide non-exhaustive indications of what actions or omissions by the Purchasers would not be commercially unreasonable in the Purchasers’ exercise of remedies against the Collateral and that other actions or omissions by the Purchasers shall not be deemed commercially unreasonable solely on account of not being indicated in this §18. Without limitation upon the foregoing, nothing contained in this §18 shall be construed to grant any rights to the Grantors or to impose any duties on the Purchasers that would not have been granted or imposed by this Agreement or by applicable law in the absence of this §18.

19.          No Oral Change; Amendments; Security Agreement Supplements for Additional Grantors. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Grantors and the Purchasers, and no waiver of any provision of this Agreement, and no consent to any departure by the Grantors therefrom, shall be effective unless it is in writing and signed by the Purchasers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, additional Persons may become Grantors under this Agreement without consent of any other Grantor through execution and delivery to the Purchasers of an Assumption Agreement in the form of Annex 1 hereto or any other form of supplement acceptable to the Purchasers. Nothing in this Section 19 shall be construed to permit any Grantor to form a Subsidiary unless expressly permitted to do so under the Note.

20.          Suretyship Waivers by Grantors. Each Grantor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Grantors assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Purchasers may deem advisable. The Purchasers shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in §11.2. The Grantors further waive any and all other suretyship defenses.

21.          Marshalling. The Purchasers shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each Grantors hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Purchasers’ rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

22.          Proceeds of Dispositions; Expenses. The Grantors shall pay to the Purchasers on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Purchasers in protecting, preserving or enforcing the Purchasers’ rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Purchasers may determine, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations (other than indemnification obligations which have not matured as of the date thereof) and after making any payments required by Sections 9-608(a)(1)(C) or 9615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Grantors, and the Grantors shall remain liable for any deficiency in the payment of the Obligations.

23.          Overdue Amounts. Until paid, all amounts due and payable by the Grantors hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest set forth in the Note.

24.          Governing Law; Consent to Jurisdiction.

(a)           Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State (other than those conflict of law rules that would defer to the substantive laws of another jurisdiction). Without in any way limiting the preceding choice of law, the parties elect to be governed by the law of the State in accordance with, and are relying (at least in part) on, Section 5-1401 of the General Obligations Law of the State, as amended, or any corresponding or succeeding provisions thereof.

(b)           Submission to Jurisdiction. The Grantors hereby submit to the exclusive personal jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.

(c)           Waiver of Venue. The Grantors hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Without in any way limiting the preceding consents to personal jurisdiction and venue, the parties agree to submit to the jurisdiction of the courts of the State of New York in accordance with Section 5-1402 of the General Obligations Law of the State, as amended, or any corresponding or succeeding provisions thereof.

(d)           Service of Process; Notices. Each party to this Agreement irrevocably consents to service of process and delivery of notices provided for hereunder in the manner provided for notices in the Purchase Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

25.          Waiver of Jury Trial. THE GRANTORS AND THE PURCHASERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

26.          Miscellaneous; Agreement to be Bound by Provisions of Transaction Documents Applicable to Grantor. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Grantors and their respective successors and assigns, and shall inure to the benefit of the Purchasers and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Grantors acknowledge receipt of a copy of this Agreement. Each Grantor agrees to be bound by each provision of every other Transaction Document which purports to be applicable to it as if such provision were set forth herein.

27.          Subsidiaries. Borrower shall cause each existing and future Subsidiary that has assets of $10,000 or more to complete, execute and deliver to the Purchasers, the form of Assumption Agreement attached as Annex 1 and such other documents as the Purchasers shall reasonably request, including, without limitation, evidence of good standing of such Affiliate and lien searches, all in form and substance acceptable to the Purchasers.

28.          Limited Recourse Guaranty. Each Subsidiary that becomes a Grantor (each a “Subsidiary Grantor”) hereby unconditionally guarantees the payment when due of all Obligations, provided, however, that recourse under this provision is limited to the assets of the Subsidiary Grantor that are, or will be, included as part of the Collateral. This guaranty is irrevocable and will not be affected by any release of any Grantor or surrender, exchange, compromise or release any Collateral, by any failure to perfect any liens, by any irregularity, enforceability or invalidity of any Obligations or any part thereof or any security or guaranty thereof. Each Subsidiary Grantor waives all defenses based on suretyship or on impairment of Collateral. Without notice to, or the consent of, any Subsidiary Grantor, the terms of the Obligations and any related documents may be changed, extended, renewed or compromised.

29.          Further Assurances. Borrower and each Subsidiary Grantor shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

30.          Administrative and Collateral Agency; Actions of Purchasers. Purchasers hereby designate Special Situations Fund III (QP), L.P. (the “Agent”) as their agent hereunder to act on their behalf and to deal with the Grantor in all matters in connection with this Agreement; and Grantors may deliver to Agent all items required to be delivered from time to time to Purchasers hereunder. All actions authorized to be taken or to not taken by the Purchasers hereunder shall be taken or not taken by the Agent on behalf of the Purchasers.

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IN WITNESS WHEREOF, intending to be legally bound, the Grantors and Purchasers have caused this Agreement to be duly executed as of the date first above written.

GRANTORS:

PRIMAL SOLUTIONS, INC.

By:	/s/ Joseph R. Simrell
	Name:	Joseph R. Simrell
	Title:	Chief Executive Officer

WIRELESS BILLING SYSTEMS

By:	/s/ Joseph R. Simrell
	Name:	Joseph R. Simrell
	Title:	Chief Executiv Officer

PURCHASERS:

SPECIAL SITUATIONS FUND III (QP), L.P.

SPECIAL SITUATIONS FUND III, L.P.

SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

SPECIAL SITUATIONS TECHNOLOGY FUND, L.P.

SPECIAL SITUATIONS TECHNOLOGY FUND II, L.P.

By:	/s/ Austin W. Marxe
	Name:	Austin W. Marxe
	Title:	General Partner